UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 8, 2008

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 1100
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 8, 2008, two subsidiaries of Toreador Resources Corporation, Toreador Turkey Limited and Toreador Turkey Limited, Ankara Turkey Branch (collectively, “Toreador”), and PETROL OFISI AS (“PO”) entered into a Letter of Intent (“LOI”) whereby Toreador and PO have agreed to take all action necessary on a best efforts basis to negotiate in good faith and execute as soon as possible an Assignment Agreement (the “Agreement”) pursuant to which Toreador would assign to a Turkish subsidiary of PO (the “Assignee”) a 26.75% working interest in the South Akcakoca Sub-basin natural gas project. Toreador would retain a 10% working interest in the project. The purchase price, subject to a closing adjustment reflecting a July 1, 2008 effective date, would be $80,250,000 plus VAT in cash.

The 26.75% working interest is in eight off-shore exploration licenses issued by the General Directorate of Petroleum Affairs of the Republic of Turkey (the “GDPA”). Upon closing, Toreador would bear any and all costs and liabilities attributable to the exploration licenses attributable up to July 1, 2008. Subject to certain exceptions, after July 1, 2008 Toreador and the Assignee would participate in and be responsible for the costs and liabilities attributable to the exploration licenses pro rata to their interests under said licenses. As part of the closing adjustment, gas sale revenues net of lease operating expenses shall be paid to Assignee pro rata to its interest from and after July 1, 2008.

While Toreador and PO expect to sign the Agreement and to close the contemplated transaction by the end of September 2008, the transaction is subject to (i) approval by the GDPA and (ii) the preemptive rights of Toreador’s joint venture partners in the South Akcakoca Sub-basin natural gas project. Accordingly, there can be no assurance that the Agreement will be finalized or the transaction closed as contemplated by the LOI.

The LOI is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1

Letter of Intent by and between Toreador Turkey Limited and Toreador Turkey Limited, Ankara Turkey Branch, and PETROL OFISI AS, dated August 8, 2008 (The attachments to the Letter of Intent have been omitted from this filing. A list of the attachments is contained in the Letter of Intent and the attachments are available to the Securities and Exchange Commission upon request).

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date:	August 13, 2008
		By:	/s/ Nigel J. Lovett

Nigel J. Lovett

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Letter of Intent by and between Toreador Turkey Limited and Toreador Turkey Limited, Ankara Turkey Branch, and PETROL OFISI AS, dated August 8, 2008 (The attachments to the Letter of Intent have been omitted from this filing. A list of the attachments is contained in the Letter of Intent and the attachments are available to the Securities and Exchange Commission upon request).